As filed with the Securities and Exchange Commission on March 1, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Humanigen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0557236
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

830 Morris Turnpike, 4th Floor

Short Hills, New Jersey 07078

(973) 200-3010

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cameron Durrant, M.D.
Chief Executive Officer
Humanigen, Inc.
830 Morris Turnpike, 4th Floor

Short Hills, New Jersey 07078

(973) 200-3010

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kevin L. Vold
Polsinelli PC
1401 Eye Street, NW, Suite 800
Washington, DC 20005
(202) 783-3300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $200,000,000 of the registrant’s common stock, preferred stock, warrants, rights and/or units in one or more offerings, including the at-the-market offering as described below; and

●	a Controlled Equity OfferingSM Sales Agreement prospectus, or the “sales agreement prospectus,” covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $75,000,000 of the registrant’s common stock in an at-the-market offering that may be issued and sold under a sales agreement with Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Any portion of the $75,000,000 included in the sales agreement prospectus that is not previously sold or included in an active placement notice pursuant to the sales agreement is available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the sales agreement, the full $75,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 1, 2022

PROSPECTUS

$200,000,000

Common Stock
Preferred Stock
Warrants

Rights
Units

_________________________

We may offer and sell, from time to time, in one or more offerings, together or separately, our common stock, preferred stock, warrants, rights or any combination of the foregoing, either individually or as units composed of one or more of the other securities. We may also offer securities as may be issuable upon conversion or exchange of any securities registered hereunder. This prospectus provides you with a general description of the securities. The aggregate public offering price of all securities issued by us under this prospectus may not exceed $200,000,000.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information.

No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HGEN.” On February 28, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.03 per share.

Investing in our securities involves significant risks. See “Risk Factors” on page 5 of this prospectus, in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q and in any applicable prospectus supplement. You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein carefully before you make your investment decision.

_________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

_________________________

This prospectus is dated           , 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration statement, we may offer or sell any combination of the securities described in this prospectus, from time to time, and in one or more offerings, up to a total dollar amount of $200,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by, or on behalf of, us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on the respective covers of such documents, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, such prospectus supplement or any sale or issuance of a security, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.

When we refer to “Humanigen,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Humanigen, Inc. and its subsidiaries on a consolidated basis, unless otherwise specified. References to “you” refer to a prospective investor.

This prospectus and any accompanying prospectus supplement may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Our website address is www.humanigen.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or incorporated by reference into this prospectus or any prospectus supplement, and you should not consider information on our website to be part of this prospectus or any accompanying prospectus supplement. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain the registration statement and exhibits to the registration statement from the SEC’s website, as provided above.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede previously filed information as applicable. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

We incorporate by reference into this prospectus our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus (in each case, other than information deemed furnished and not filed in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of Form 8-K or corresponding information furnished under Item 9.01 or included in a furnished exhibit, except as stated specifically below):

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;

•	our Current Report on Form 8-K, filed with the SEC on January 5, 2022; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 15, 2020, including any other amendment or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all reports and other documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the particular securities covered by a prospectus supplement has been terminated or completed, other than any portion of the respective filings that are furnished, rather than filed, under the applicable SEC rules. In addition, all reports and other documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part, and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus.

You may request a free copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning us as follows:

Humanigen, Inc.

Attention: Corporate Secretary
830 Morris Turnpike, 4th Floor

Short Hills, New Jersey 07078

(973) 200-3010

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. They can be identified by the use of forward-looking words, such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable expressions that convey uncertainty of future events or outcomes, although not all forward-looking statements contain these terms. Forward-looking statements may include, but are not limited to, statements about our expectations regarding: our beliefs as to the potential benefits of lenzilumab as a treatment for hospitalized COVID-19 patients; the timeline for announcement of release of topline results from the ACTIV-5/BET-B study being conducted by the National Institutes of Health; our efforts and potential timeline to make future regulatory submissions in respect of potential emergency use authorization or other marketing authorization or approval from applicable regulatory agencies in the United States, United Kingdom, European Union and other foreign jurisdictions for commercial use of lenzilumab in COVID-19 patients; our other plans to initiate or participate in planned clinical trials and otherwise explore the effectiveness of lenzilumab and our other product candidates in our development portfolio as therapies for other inflammation and immune-oncology indications; our opportunity to benefit from various regulatory incentives; expectations for our financial results, revenue, operating expenses and other financial measures in future periods; the availability and adequacy of our sources of liquidity to satisfy our working capital needs, capital expenditures, and other liquidity requirements and continue as a going concern; and any statement that contains forward-looking words and other similar expressions.

The forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein reflect our current expectations and beliefs, and we do not undertake publicly to update or revise these statements, even if experience or future changes make it clear that any projected results expressed in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein will not be realized. In addition, the inclusion of any statement in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein does not constitute an admission by us that the events or circumstances described in such statement are material. Furthermore, we wish to caution and advise readers that these statements are based on assumptions that may not materialize and may involve risks and uncertainties, many of which are beyond our control that could cause actual events or performance to differ materially from those contained or implied in these forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the risks inherent in our lack of profitability and need for additional capital to conduct our business; our dependence on partners to further the development of our product candidates; the uncertainties inherent in the development, attainment of the requisite regulatory authorizations and approvals (including EUA in the United States and CMA in the United Kingdom and European Union) and launch of any new pharmaceutical product; challenges associated with manufacturing and commercializing a biologic such as lenzilumab; and the outcome of pending or future litigation or arbitrations to which we are a party. Additional factors that could cause actual results to differ materially are the factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other reports filed with the SEC. We also will include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement or the documents we incorporate by reference herein or therein as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein. While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. Because of these uncertainties, you should not place undue reliance on these forward-looking statements.

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THE COMPANY

Overview

We are a clinical stage biopharmaceutical company, developing our portfolio of proprietary Humaneered® anti-inflammatory immunology and immuno-oncology monoclonal antibodies. Our proprietary, patented Humaneered technology platform is a method for converting existing antibodies (typically murine) into engineered, high-affinity human antibodies designed for therapeutic use, particularly with acute and chronic conditions. We have developed or in-licensed targets or research antibodies, typically from academic institutions, and then applied our Humaneered technology to optimize them. Our lead product candidate, lenzilumab, and our other two product candidates, ifabotuzumab (“iFab”) and HGEN005, are Humaneered monoclonal antibodies. Our Humaneered antibodies are closer to human antibodies than chimeric or conventionally humanized antibodies and have a high affinity for their target. In addition, we believe our Humaneered antibodies offer further important advantages, such as high potency, a slow off-rate and a lower likelihood to induce an inappropriate immune response or infusion related reaction.

We are focusing our efforts on the development of our lead product candidate, lenzilumab. Lenzilumab is a monoclonal antibody that has been demonstrated to neutralize human granulocyte-macrophage colony-stimulating factor (“GM-CSF”), a cytokine that we believe is of critical importance in the hyperinflammatory cascade, sometimes referred to as cytokine release syndrome (“CRS”) or cytokine storm, associated with COVID-19, chimeric antigen receptor T-cell (“CAR-T”) therapy and acute Graft versus Host Disease (“aGvHD”) associated with bone marrow transplants.

Corporate Information

We were incorporated on March 15, 2000 in California and reincorporated as a Delaware corporation in September 2001. We completed our initial public offering in January 2013. Effective August 7, 2017, we changed our legal name to Humanigen, Inc. We maintain a website at www.humanigen.com where you may obtain copies of our reports, information and proxy statements and other filings with the SEC as soon as they are filed. Information contained on our website is not part of this prospectus, and the inclusion of our website address in this prospectus is intended to be an inactive textual reference only. The address of our principal executive office is 830 Morris Turnpike, 4th Floor, Short Hills, New Jersey 07078 and our telephone number is (973) 200-3010.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequently filed Quarterly Report on Form 10-Q, together with the risk factors contained in our other SEC filings that we incorporate by reference into this prospectus or that may be included in any applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from sales of the securities described in this prospectus for general corporate purposes, which could include working capital, capital expenditures, acquisitions and the repayment of indebtedness outstanding from time to time. Pending these uses, the net proceeds may also be temporarily invested in short-term securities.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of our common stock and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the applicable provisions of our amended and restated certificate of incorporation, as amended from time to time (as so amended, the “Charter”), and our second amended and restated bylaws (the “Bylaws”). We encourage you to read the Charter, the Bylaws and the applicable provisions of the Delaware General Corporation Law, or the DGCL, for more information.

The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price and market price and dividend information. The prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our common stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

General

Our authorized capital stock consists of 250,000,000 shares of which 225,000,000 shares shall be common stock, par value $0.001 per share, and 25,000,000 shares shall be preferred stock, par value of $0.001 per share.

As of February 16, 2022, there were 65,329,177 shares of common stock outstanding, held by approximately 33 stockholders of record, although we believe there to be a significantly larger number of beneficial owners of our common stock, and no shares of preferred stock outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable. Holders of shares of our common stock are not liable for further calls or to assessments by us. The rights, powers, preferences and privileges of holders of common stock would be subordinate to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors may designate and issue in the future. Certain of our existing holders of common stock have the right to require us to register their shares of common stock under the Securities Act in specified circumstances.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “HGEN”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021 and its telephone number is (800) 662-7232.

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Dividend Policy

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant.

Anti-Takeover Provisions of Our Charter Documents and Delaware Law

Some provisions of our Charter, our Bylaws and Delaware law could make it more difficult to acquire our company by means of a tender offer, a proxy contest, or otherwise.

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, for a proposal to be timely submitted for consideration at an annual meeting, notice must be delivered to our secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed.

Our Charter and Bylaws both provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. Accordingly, the board of directors could prevent any stockholder from filling the new directorships with such stockholder’s own nominee.

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our Charter or our Bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine; in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law which contains anti-takeover provisions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale or another transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No Cumulative Voting

Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our Charter does not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on our board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as compared to the number of seats the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

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Stockholder Action by Written Consent

Delaware law generally provides that the affirmative vote of a majority of the shares entitled to vote on such matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our Charter permits our board of directors to amend or repeal most provisions of our Bylaws by majority vote. Generally, our Charter may be amended by holders of a majority of the voting power of the then outstanding shares of our capital stock entitled to vote. The stockholder vote or consent with respect to an amendment of our Charter or Bylaws would be in addition to any separate class vote that might in the future be required under the terms of any series of preferred stock that might be outstanding at the time such a proposed amendment were submitted to stockholders. Delaware law and the provisions of our Bylaws generally permit stockholders owning the requisite percentage of shares of common stock necessary to approve an amendment to our Charter and Bylaws to act by written consent in lieu of a meeting of our stockholders.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws provide indemnification, including advancement of expenses, to the fullest extent permitted under applicable law to any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director or officer of the company, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. In addition, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors. This provision does not limit or eliminate our rights or the rights of any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, this provision does not limit the directors’ responsibilities under Delaware law or any other laws, such as the federal securities laws. We have obtained insurance that insures our directors and officers against certain losses and which insures us against our obligations to indemnify the directors and officers. We also have entered into indemnification agreements with our directors and executive officers.

DESCRIPTION OF PREFERRED STOCK

Our Charter provides that we may issue up to 25,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, no shares of preferred stock were outstanding. Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences, privileges and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof.

While we do not currently have any plans for the issuance of any shares of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the market price of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying, deterring or preventing a change in control of the Company.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

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The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•	the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	antidilution provisions, if any, of the warrants; and

•	any other material terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. After the close of business on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

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DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase the securities offered in this prospectus to our existing stockholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

DESCRIPTION OF UNITS

We may, from time to time, issue units composed of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may enter into one or more unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

You should read any prospectus supplement related to the units being offered, as well as the complete unit agreements that contain the terms of the units. We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

Any applicable prospectus supplement may describe, among other things:

•	the material terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the date, if any, on and after which the constituent securities composing the units will be separately transferable;

•	any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

FORMS OF SECURITIES

Each warrant, unit and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the warrants, rights or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered warrants, rights or units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

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Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable warrant agreement, rights agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, unit agreement or rights agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable warrant agreement, rights agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable warrant agreement, rights agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Any payments to holders with respect to warrants, right or units represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the warrant agents, the rights agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents, rights agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of any distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant warrant agent, rights agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents;

•	in “at the market offerings”, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in block trades; and

•	to investors directly in negotiated sales or in competitively bid transactions.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing shareholders or other security holders. In some cases, we or dealers acting with us or on our behalf also may purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities, including:

•	whether that offering is being made to underwriters or through agents or directly;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We also may loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker or dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

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Sales through Underwriters

If we use underwriters in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for the solicitation of the contracts.

Direct Sales

We may sell offered securities directly as principal for our own account, without involving any underwriters or agents.

Rights Offerings

If we offer securities in a subscription rights offering to our existing shareholders or other security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Sales through the Internet

From time to time, we may offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may use the Internet or another electronic bidding or ordering system for the pricing and allocation of the securities. Such a system may allow bidders to participate directly, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and may directly affect the price or other terms at which such securities are sold.

Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, pro-rated or rejected. Other pricing methods also may be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors.

The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may use such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering is made using such a bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of the offering procedures.

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General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of securities for which such broker-dealers, agents or underwriters may act as agents or to which they may sell as principal, or both. The compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution might be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. The prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.

To facilitate the offering of securities under this prospectus or an applicable prospectus supplement, some persons participating in the offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities during and after the offering of the securities. Specifically, if the applicable prospectus supplement permits, the underwriters of the securities may over-allot or otherwise create a short position in the securities for their own account by selling more of the securities than we have sold to them and may elect to cover any such short position by purchasing the securities in the open market.

In addition, the underwriters may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid also may affect the price of securities to the extent that it discourages resales of the securities. We make no representation as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

To comply with the securities laws of some states and other jurisdictions, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states and other jurisdictions, the securities may not be sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date before the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us or one or more of the agents or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent to dealer, prospective investors may be allowed to place orders online.

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Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our web site or the web site of any agent or dealer and any information contained in any other web site maintained by any agent or dealer:

•	is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the web site maintained by such entity; and

•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus also may be used in connection with any issuance of shares of common stock or preferred stock upon exercise of a warrant if such an issuance is not exempt from the registration requirements of the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Polsinelli PC, Washington, DC. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Humanigen, Inc. as of December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2021 and the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated in this Prospectus by reference from the Humanigen, Inc. Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by HORNE LLP, an independent registered public accounting firm, as stated in their reports thereon which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty, incorporated herein by reference in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 1, 2022

PROSPECTUS

Up to $75,000,000

Common Stock

We previously entered into a Controlled Equity OfferingSM Sales Agreement, or sales agreement, with Cantor Fitzgerald & Co., or Cantor Fitzgerald, relating to shares of our common stock, $0.001 par value per share, offered by this prospectus. In accordance with the terms of the sales agreement, from time to time we may offer and sell shares of our common stock having an aggregate gross sales price of up to $75,000,000 through Cantor Fitzgerald, acting as sales agent, pursuant to this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HGEN.” On February 28, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.03 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Subject to terms of the sales agreement, Cantor Fitzgerald is not required to sell any specific number or dollar amounts of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald will be entitled to compensation under the terms of the sales agreement at a fixed commission rate of up to 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

Investing in our common stock involves risks. See “Risk Factors” on page 4 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Cantor

The date of this prospectus is          , 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $75,000,000 from time to time under this prospectus pursuant to the sales agreement with Cantor Fitzgerald.

If any statement in this prospectus is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus forms a part, or to any document that is incorporated by reference herein, were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We and Cantor Fitzgerald have not authorized anyone to provide you with any information other than that contained in this prospectus. We and Cantor Fitzgerald take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the cover of this prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale or issuance of a security, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

For investors outside the United States: We and Cantor Fitzgerald have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

When we refer to “Humanigen,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Humanigen, Inc. and its subsidiaries on a consolidated basis, unless otherwise specified. References to “you” refer to a prospective investor.

This prospectus may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus and the information contained in and incorporated by reference under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Overview

We are a clinical stage biopharmaceutical company, developing our portfolio of proprietary Humaneered® anti-inflammatory immunology and immuno-oncology monoclonal antibodies. Our proprietary, patented Humaneered technology platform is a method for converting existing antibodies (typically murine) into engineered, high-affinity human antibodies designed for therapeutic use, particularly with acute and chronic conditions. We have developed or in-licensed targets or research antibodies, typically from academic institutions, and then applied our Humaneered technology to optimize them. Our lead product candidate, lenzilumab, and our other two product candidates, ifabotuzumab (“iFab”) and HGEN005, are Humaneered monoclonal antibodies. Our Humaneered antibodies are closer to human antibodies than chimeric or conventionally humanized antibodies and have a high affinity for their target. In addition, we believe our Humaneered antibodies offer further important advantages, such as high potency, a slow off-rate and a lower likelihood to induce an inappropriate immune response or infusion related reaction.

We are focusing our efforts on the development of our lead product candidate, lenzilumab. Lenzilumab is a monoclonal antibody that has been demonstrated to neutralize human granulocyte-macrophage colony-stimulating factor (“GM-CSF”), a cytokine that we believe is of critical importance in the hyperinflammatory cascade, sometimes referred to as cytokine release syndrome (“CRS”) or cytokine storm, associated with COVID-19, chimeric antigen receptor T-cell (“CAR-T”) therapy and acute Graft versus Host Disease (“aGvHD”) associated with bone marrow transplants.

Corporate Information

We were incorporated on March 15, 2000 in California and reincorporated as a Delaware corporation in September 2001. We completed our initial public offering in January 2013. Effective August 7, 2017, we changed our legal name to Humanigen, Inc. We maintain a website at www.humanigen.com where you may obtain copies of our reports, information and proxy statements and other filings with the SEC as soon as they are filed. Information contained on our website is not part of this prospectus, and the inclusion of our website address in this prospectus is intended to be an inactive textual reference only. The address of our principal executive office is 830 Morris Turnpike, 4th Floor, Short Hills, New Jersey 07078 and our telephone number is (973) 200-3010.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $75,000,000.

Manner of offering	Sales of shares of our common stock under this prospectus may be made by any method deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act. Subject to the terms of the sales agreement, Cantor Fitzgerald will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, on mutually agreeable terms between Cantor Fitzgerald and us. See “Plan of Distribution” on page 10 of this prospectus.

Common stock outstanding immediately following the offering	100,612,995 shares, assuming sales of 36,585,366 shares of our common stock in this offering at an offering price of $2.05 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on February 25, 2022. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Use of Proceeds	We expect to use the net proceeds from this offering, if any, principally for general corporate purposes, which could include working capital, capital expenditures, acquisitions and the repayment of indebtedness outstanding from time to time. Pending these uses, the net proceeds may also be temporarily invested in short-term securities. See “Use of Proceeds” for more information.

Risk Factors	Investing in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page 4 of this prospectus and in the documents incorporated by reference into this prospectus.

Nasdaq Capital Market symbol	HGEN

The number of common shares to be outstanding upon completion of this offering is based on 64,027,629 shares of common stock outstanding as December 31, 2021. The number of shares of our common stock to be outstanding after this offering excludes:

•	4,429,906 shares of common stock issuable upon exercise of outstanding stock options, at a weighted-average exercise price of $7.89 per share;
•	5,004,035 shares of common stock available for future issuance under our 2020 Omnibus Incentive Compensation Plan;
•	31,238 shares of common stock issuable upon exercise of outstanding warrants, at a weighted average exercise price of $23.33 per share; and
•	510,986 shares of common stock issuable upon conversion of certain amounts outstanding under our loan and security agreement with Hercules Capital, Inc.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described below and discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by our quarterly, annual and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any common stock in this offering. Each of the risk factors could adversely affect our business, operating results, financial condition and prospects, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Risks Related to This Offering

We have broad discretion in how we use the net proceeds from this offering, and we may not use these proceeds effectively or in ways with which you agree.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. See “Use of Proceeds” in this prospectus for more detailed information.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 36,585,366 shares of our common stock are sold at a price of $2.05 per share pursuant to this prospectus, which was the last reported sale price of our common stock on the Nasdaq Capital Market on February 25, 2022, for aggregate gross proceeds of $75,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $1.56 per share, representing the difference between the assumed offering price of $2.05 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on February 25, 2022, and our as adjusted net tangible book value per share as of December 31, 2021 after giving effect to this offering. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See “Dilution” in this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Cantor Fitzgerald at any time throughout the term of the sales agreement. The number of shares that are sold through Cantor Fitzgerald after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with Cantor Fitzgerald in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the sales agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the sales agreement.

The common stock offered hereby will be sold in an “at-the-market offering,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to Cantor Fitzgerald, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein, may contain forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. They can be identified by the use of forward-looking words, such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable expressions that convey uncertainty of future events or outcomes, although not all forward-looking statements contain these terms.

Forward-looking statements may include, but are not limited to, statements about our expectations regarding: our beliefs as to the potential benefits of lenzilumab as a treatment for hospitalized COVID-19 patients; the timeline for announcement of release of topline results from the ACTIV-5/BET-B study being conducted by the National Institutes of Health; our efforts and potential timeline to make future regulatory submissions in respect of potential emergency use authorization or other marketing authorization or approval from applicable regulatory agencies in the United States, United Kingdom, European Union and other foreign jurisdictions for commercial use of lenzilumab in COVID-19 patients; our other plans to initiate or participate in planned clinical trials and otherwise explore the effectiveness of lenzilumab and our other product candidates in our development portfolio as therapies for other inflammation and immune-oncology indications; our opportunity to benefit from various regulatory incentives; expectations for our financial results, revenue, operating expenses and other financial measures in future periods; the availability and adequacy of our sources of liquidity to satisfy our working capital needs, capital expenditures, and other liquidity requirements and continue as a going concern; and any statement that contains forward-looking words and other similar expressions.

The forward-looking statements included in this prospectus and the documents incorporated by reference herein reflect our current expectations and beliefs, and we do not undertake publicly to update or revise these statements, even if experience or future changes make it clear that any projected results expressed in this prospectus and the documents incorporated by reference herein will not be realized. In addition, the inclusion of any statement in this prospectus and the documents incorporated by reference herein does not constitute an admission by us that the events or circumstances described in such statement are material. Furthermore, we wish to caution and advise readers that these statements are based on assumptions that may not materialize and may involve risks and uncertainties, many of which are beyond our control that could cause actual events or performance to differ materially from those contained or implied in these forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the risks inherent in our lack of profitability and need for additional capital to conduct our business; our dependence on partners to further the development of our product candidates; the uncertainties inherent in the development, attainment of the requisite regulatory authorizations and approvals (including EUA in the United States and CMA in the United Kingdom and European Union) and launch of any new pharmaceutical product; challenges associated with manufacturing and commercializing a biologic such as lenzilumab; and the outcome of pending or future litigation or arbitrations to which we are a party. Additional factors that could cause actual results to differ materially are the factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, and each subsequently filed Quarterly Report on Form 10-Q and our other reports filed with the SEC.

Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus or the documents we incorporate by reference herein or therein as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. Because of these uncertainties, you should not place undue reliance on these forward-looking statements.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $75,000,000 from time to time. Because there is no minimum offering amount required pursuant to the sales agreement with Cantor Fitzgerald, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Cantor Fitzgerald as a source of financing.

We intend to use any net proceeds realized from the sales agreement with Cantor Fitzgerald principally for general corporate purposes, which could include working capital, capital expenditures, acquisitions and the repayment of indebtedness outstanding from time to time. Our expected use of net proceeds, if any, from the sale of shares of common stock pursuant to the sales agreement with Cantor Fitzgerald represents our intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical studies and clinical trials we may commence in the future, the timing of regulatory submissions and the feedback from regulatory authorities. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds, if any.

Pending use of the proceeds as described above, we intend to invest the proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of December 31, 2021 was approximately $(23.7) million, or $(0.37) per share of common stock. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of common stock outstanding as of December 31, 2021. We calculate net tangible book value per share by dividing the net tangible book value by the number of outstanding shares of our common stock. Dilution with respect to net tangible book value per share represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the assumed sale by us of shares of our common stock in the aggregate amount of $75,000,000 in this offering at an assumed offering price of $2.05 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on February 25, 2022, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2021 would have been approximately $49.2 million, or $0.49 per share of common stock. This amount represents an immediate increase in net tangible book value per share of $0.86 to our existing stockholders and an immediate dilution in net tangible book value per share of $1.56 to new investors purchasing common stock in this offering. The following table illustrates this dilution on a per share basis to new investors participating in this offering.

Assumed offering price per share		$2.05
Net tangible book value per share as of December 31, 2021	$(0.37)
Increase per share attributable to new investors	$0.86
As adjusted net tangible book value per share after this offering		$0.49
Dilution per share to new investors		$1.56

The table above assumes, for illustrative purposes, that an aggregate of 36,585,366 shares of our common stock are sold at a price of $2.05 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on February 25, 2022, for aggregate gross proceeds of $75,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.05 per share shown in the table above, assuming all of our common stock in the aggregate amount of $75,000,000 during the term of the sales agreement with Cantor Fitzgerald is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $0.55 per share and would increase the dilution in as adjusted net tangible book value per share to new investors to $2.50 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.05 per share shown in the table above, assuming all of our common stock in the aggregate amount of $75,000,000 during the term of the sales agreement with Cantor Fitzgerald is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $0.36 per share and would decrease the dilution in as adjusted net tangible book value per share to new investors to $0.69 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The number of common shares to be outstanding upon completion of this offering is based on 64,027,629 shares of common stock outstanding as December 31, 2021. The number of shares of our common stock to be outstanding after this offering excludes:

•	4,429,906 shares of common stock issuable upon exercise of outstanding stock options, at a weighted-average exercise price of $7.89 per share;
•	5,004,035 shares of common stock available for future issuance under our 2020 Omnibus Incentive Compensation Plan;
•	31,238 shares of common stock issuable upon exercise of outstanding warrants, at a weighted average exercise price of $23.33 per share; and
•	510,986 shares of common stock issuable upon conversion of certain amounts outstanding under our loan and security agreement with Hercules Capital, Inc.

To the extent that outstanding options or warrants are exercised or amounts under our loan and security agreement are converted, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of our common stock and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the applicable provisions of our amended and restated certificate of incorporation, as amended from time to time (as so amended, the “Charter”), and our second amended and restated bylaws (the “Bylaws”). We encourage you to read the Charter, the Bylaws and the applicable provisions of the Delaware General Corporation Law, or the DGCL, for more information.

General

Our authorized capital stock consists of 250,000,000 shares of which 225,000,000 shares shall be common stock, par value $0.001 per share, and 25,000,000 shares shall be preferred stock, par value of $0.001 per share.

As of February 16, 2022, there were 65,329,177 shares of common stock outstanding, held by approximately 33 stockholders of record, although we believe there to be a significantly larger number of beneficial owners of our common stock, and no shares of preferred stock outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable. Holders of shares of our common stock are not liable for further calls or to assessments by us. The rights, powers, preferences and privileges of holders of common stock would be subordinate to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors may designate and issue in the future. Certain of our existing holders of common stock have the right to require us to register their shares of common stock under the Securities Act in specified circumstances.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “HGEN”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021 and its telephone number is (800) 662-7232.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant.

Anti-Takeover Provisions of Our Charter Documents and Delaware Law

Some provisions of our Charter, our Bylaws and Delaware law could make it more difficult to acquire our company by means of a tender offer, a proxy contest, or otherwise.

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, for a proposal to be timely submitted for consideration at an annual meeting, notice must be delivered to our secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed.

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Our Charter and Bylaws both provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. Accordingly, the board of directors could prevent any stockholder from filling the new directorships with such stockholder’s own nominee.

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our Charter or our Bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine; in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law which contains anti-takeover provisions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale or another transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No Cumulative Voting

Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our Charter does not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on our board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as compared to the number of seats the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Stockholder Action by Written Consent

Delaware law generally provides that the affirmative vote of a majority of the shares entitled to vote on such matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our Charter permits our board of directors to amend or repeal most provisions of our Bylaws by majority vote. Generally, our Charter may be amended by holders of a majority of the voting power of the then outstanding shares of our capital stock entitled to vote. The stockholder vote or consent with respect to an amendment of our Charter or Bylaws would be in addition to any separate class vote that might in the future be required under the terms of any series of preferred stock that might be outstanding at the time such a proposed amendment were submitted to stockholders. Delaware law and the provisions of our Bylaws generally permit stockholders owning the requisite percentage of shares of common stock necessary to approve an amendment to our Charter and Bylaws to act by written consent in lieu of a meeting of our stockholders.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws provide indemnification, including advancement of expenses, to the fullest extent permitted under applicable law to any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director or officer of the company, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. In addition, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors. This provision does not limit or eliminate our rights or the rights of any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, this provision does not limit the directors’ responsibilities under Delaware law or any other laws, such as the federal securities laws. We have obtained insurance that insures our directors and officers against certain losses and which insures us against our obligations to indemnify the directors and officers. We also have entered into indemnification agreements with our directors and executive officers.

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PLAN OF DISTRIBUTION

We entered into a Controlled Equity OfferingSM Sales Agreement, or sales agreement, with Cantor Fitzgerald & Co., or Cantor Fitzgerald, on December 31, 2020, under which from time to time we may issue and sell shares of our common stock having an aggregate gross sales price of up to $75,000,000 through Cantor Fitzgerald acting as agent. Sales of the shares of common stock, if any, may be made on the Nasdaq Capital Market at market prices and such other sales as agreed upon by us and Cantor Fitzgerald.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor Fitzgerald may offer and sell shares of our common stock by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor Fitzgerald not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor Fitzgerald may suspend or terminate this offering of our common stock upon notice and subject to other conditions.

We will pay Cantor Fitzgerald commissions, in cash, for its services in acting as sales agent in the sale of our common stock. Cantor Fitzgerald will be entitled to a commission of up to 3.0% of the gross sales price per share sold under the sales agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding commissions payable to Cantor Fitzgerald under the terms of the sales agreement, will be approximately $200,000.

Settlement for sales of shares of our common stock will occur on the second trading day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon.

Cantor Fitzgerald will act as our sales agent and use commercially reasonable efforts, consistent with its normal trading and sales practices. In connection with the sale of the common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the sales agreement, or (2) termination of the sales agreement as permitted therein. We and Cantor Fitzgerald may each terminate the sales agreement at any time upon ten days’ prior notice.

Cantor Fitzgerald and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Cantor Fitzgerald and Cantor Fitzgerald may distribute this prospectus electronically.

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LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by Polsinelli PC, Washington, DC. Cantor Fitzgerald & Co. is being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements of Humanigen, Inc. as of December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2021 and the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated in this Prospectus by reference from the Humanigen, Inc. Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by HORNE LLP, an independent registered public accounting firm, as stated in their reports thereon which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty, incorporated herein by reference in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Our website address is www.humanigen.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or incorporated by reference into this prospectus or any prospectus supplement. We have included our website address as an inactive textual reference only.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference herein or therein have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-35798) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities offered hereby is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;

•	our Current Report on Form 8-K, filed with the SEC on January 5, 2022; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 15, 2020, including any other amendment or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all reports and other documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the shares covered by this prospectus or the sale of shares by us pursuant to this prospectus has been terminated or completed, other than any portion of the respective filings that are furnished, rather than filed, under the applicable SEC rules. In addition, all reports and other documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part, and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus.

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You may request a free copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning us as follows:

Humanigen, Inc.
Attention: Corporate Secretary
830 Morris Turnpike, 4th Floor

Short Hills, New Jersey 07078

(973) 200-3010

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PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by us in connection with the issuance and distribution of securities registered under this registration statement:

SEC registration fee		$18,540
FINRA filing fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees		*
Blue Sky, qualification fees and expenses		*
Transfer agent fees and expenses		*
Trustee fees and expenses		*
Warrant agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	Not presently known. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derived an improper personal benefit;
•	act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of the director’s duty of loyalty to the corporation or its stockholders.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL further provides that, if a present or former director or officer has been successful in defense of any action referred to above, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

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Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our Charter eliminates the personal liability of our directors to the Company and our stockholders for monetary damages for breach of fiduciary duty as a director, with certain limited exceptions set forth therein. Our Second Amended and Restated Bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the DGCL.

We maintain an insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Certain of our non-employee directors may, through their relationships with their employers, also be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

The foregoing descriptions are only general summaries.

Item 16. Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

1.2	Controlled Equity OfferingSM Sales Agreement, dated December 31, 2020, by and between the Company and Cantor Fitzgerald & Co. (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 8-K filed on December 31, 2020)

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on July 6, 2016)

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on August 7, 2017)

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on February 28, 2018)

3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on September 11, 2020)

3.5	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed on August 7, 2017).

4.1	Form of Certificate of Designations of Preferred Stock*

4.2	Form of Warrant Agreement and Certificate*

4.3	Form of Rights Agreement and Certificate*

4.4	Form of Unit Agreement and Certificate*

5.1	Opinion of Polsinelli PC

23.1	Consent of HORNE LLP

23.2	Consent of Polsinelli PC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

107	Filing Fee Table

*	To be filed, if necessary, either by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference into the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Short Hills, State of New Jersey, on the 1st day of March, 2022.

HUMANIGEN, INC.

By:	/s/ Cameron Durrant
	Name:	Cameron Durrant, M.D.
	Title:	Chairman and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Cameron Durrant and Timothy Morris, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates hereafter indicated.

Signature	Title	Date

/s/ Cameron Durrant
Cameron Durrant, M.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 1, 2022

/s/ Timothy Morris
Timothy Morris	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	March 1, 2022

/s/ Ronald Barliant
Ronald Barliant	Director	March 1, 2022

/s/ Rainer Boehm
Rainer Boehm, M.D.	Director	March 1, 2022

/s/ Cheryl Buxton
Cheryl Buxton	Director	March 1, 2022

/s/ Dale Chappell
Dale Chappell, M.D.	Director	March 1, 2022

/s/ John A. Hohneker, MD
John A. Hohneker, MD	Director	March 1, 2022

/s/ Y. Kevin Xie, PhD
Y. Kevin Xie, PhD	Director	March 1, 2022